Exhibit 5.1

May 25, 2004

TETRA Technologies, Inc.

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

Gentlemen:

We have acted as special counsel to TETRA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale from time to time pursuant to Rule 415 under the Act, as set forth in the Registration Statement, in the form of prospectus contained therein (the “Prospectus”) and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of common stock issued by the Company, including the preferred stock purchase rights (as adjusted) (“Common Shares”), (ii) shares of preferred stock (“Preferred Shares”) issued by the Company, (iii) senior and subordinated debt securities (“Debt Securities”) issued by the Company, and (iv) warrants to purchase debt or equity securities of the Company (“Warrants”), having an aggregate initial public offering price (for all such securities referred to in the foregoing clauses (i) through (iv)) not to exceed U.S. $400,000,000, in each case on terms to be determined at the time of the offering. The Debt Securities, Preferred Shares and Warrants may be convertible into or exercisable for Common Shares. The Debt Securities and Warrants may be convertible into or exercisable for Preferred Shares. The Preferred Shares and Warrants may be convertible into or exchangeable for Debt Securities. The Common Shares, Preferred Shares, Debt Securities and Warrants are collectively referred to herein as the “Securities.” All capitalized terms which are not defined herein shall have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”), or (ii) a subordinated indenture (the “Subordinated Indenture” and, collectively with the Senior Indenture, the “Indentures”), each to be entered into by the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.13 and 4.15 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities.

The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent.

In arriving at the opinions expressed below, we have examined (i) the restated certificate of incorporation, as amended, and bylaws, as amended, of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of Senior Indenture and the form of Subordinated Indenture, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and (v) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the registration statement, the conformity in all material respects of such documents to the forms thereof we have examined. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below in respect of the Company with respect to the instruments referred to therein, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) any supplemental indenture to any of the Indentures and any Board Resolution and/or Officers’ Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are established and issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by such supplemental indenture) and any such Board Resolution and/or Officers’ Certificate;

(ii) the form and terms of such Debt Securities, when established, the form and terms of any Warrants and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Warrants), the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture or Warrant Agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Company’s restated certificate of incorporation or bylaws, each as amended, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the Company and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement);

(iii) any certificate of designation in respect of Preferred Shares (“Certificate of Designation”) will be in conformity with the restated certificate of incorporation, as amended, and bylaws, as amended, of the Company and with applicable law; and

(iv) any Warrant Agreement will be stated to be governed by the laws of the State of Texas.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to any Common Shares, when (a) the Company has taken all necessary action to approve the issuance of such Common Shares, the terms of the offering thereof and related matters, and (b) such Common Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided therein, such Common Shares (including any Common Shares duly issued (x) upon the exchange or conversion of any Preferred Shares that are exchangeable or convertible into Common Shares, (y) upon the exercise of any Warrants exercisable for Common Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Shares, as applicable), will be validly issued, fully paid and nonassessable.

2. With respect to any Preferred Shares, when (a) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Shares and the terms of a series of such Preferred Shares, the terms of the offering thereof and related matters, (b) the applicable Certificate of Designation for the particular series of Preferred Shares to be issued has been duly filed with the Office of the Secretary of State of Delaware, and (c) such Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided therein, such Preferred Shares (including (A) any Preferred Shares duly issued (y) upon the exercise of any Warrants exercisable for Preferred Shares, and (z) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Preferred Shares), as applicable, will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be issued under an Indenture, when (a) the Indenture, all then existing supplements thereto, and the applicable supplement, if any, to such Indenture have been duly authorized and validly executed and delivered by the Company, as issuer, and the Trustee, and the applicable Board Resolution has been duly authorized and validly executed and delivered by the Company, or the applicable Officers’ Certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of such Indenture, (b) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary corporate action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture (as then supplemented) and the applicable definitive purchase, underwriting or similar agreement approved by the Company’s board of directors, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.

4. With respect to Warrants to be issued under a Warrant Agreement, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of the Company.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, conscionability, good faith and fair dealing.

We express no opinion other than as to the laws of the State of New York, the DGCL (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws) and, to the extent specifically referred to herein, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus, which forms a part of the Registration Statement. In giving this consent we do not admit that we are “experts” under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/Andrews Kurth LLP

Andrews Kurth LLP